Exhibit 32
1
Certifications Pursuant to 18 U.S.C. §1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for

the purposes

of complying

with 18

U.S.C. §1350,

as adopted

pursuant to

Section 906

of the

Sarbanes-Oxley Act of
2002,

we,

the

undersigned

Chief

Executive

Officer

and

Chief

Financial

Officer

of

Cal-Maine

Foods,

Inc.

(the

“Company”),
hereby certify, based

on our knowledge,

that the Quarterly

Report on Form

10-Q of the

Company for the

quarter ended August
30, 2025 (the

“Report”) fully complies

with the requirements

of Section

13(a) or 15(d)

of the Securities

Exchange Act of

1934
and that

the information

contained in

the Report

fairly presents,

in all

material

respects, the

financial condition

and results

of
operations of the Company.

/s/ Sherman L. Miller
Sherman L. Miller
President and Chief Executive Officer
/s/ Max P. Bowman
Max P. Bowman
Vice President and Chief Financial Officer
Date: October 1, 2025